1290 Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 04/30/2015
Registrant CIK:  00011160168
FILE NUMBER: 811- 10509

74V.

Net asset value per share (to nearest cent)
Negative answer permitted in this field.

FUND
GROUP
 Class A
 Class C
 Class I
Class R
1290 GAMCO SMALL/MID CAP VALUE FUND
1290
10.46
10.47
10.47
10.45
1290 HIGH YIELD BOND FUND
1290
9.82
9.82
9.82
9.82
1290 SMARTBETA EQUITY FUND
1290
10.27
10.28
10.28
10.26